SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                     TRANSAMERICAN WASTE INDUSTRIES, INC.
     _____________________________________________________________________
               (Name of Registrant as Specified in its Charter)

         J. David Green, Vice President, Secretary and General Counsel
     _____________________________________________________________________
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

                      TRANSAMERICAN WASTE INDUSTRIES, INC.
                                10554 TANNER ROAD
                              HOUSTON, TEXAS 77041

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 25, 1997

      The 1997 Annual Meeting of Stockholders of TransAmerican Waste Industries, Inc., a Delaware corporation (the "Company"), will be held at the Houstonian Hotel and Conference Center, 111 North Post Oak Lane, Houston, Texas, on June 25, 1997 at 9:00 a.m., Central Daylight Time, for the following purposes:

      1. To elect eleven directors to serve until the 1998 annual meeting of stockholders or until their successors have been elected and qualified;

      2. To approve the adoption of the Company's 1997 Non-Employee Director Stock Option Plan;

      3. To approve the appointment of Arthur Andersen LLP as the Company's independent auditors for the 1997 fiscal year; and

      4. To act upon such other business as may properly come before the meeting or any adjournments thereof.

      Only stockholders of record at the close of business on May 23, 1997 are entitled to notice of and to vote at the meeting.

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF WHETHER YOU PLAN TO ATTEND. THEREFORE, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY. IF YOU ARE PRESENT AT THE MEETING, AND WISH TO DO SO, YOU MAY REVOKE THE PROXY AND VOTE IN PERSON.

                                    By Order of the Board of Directors,

                                    /s/ J. DAVID GREEN
                                    J. David Green
                                    SENIOR VICE PRESIDENT, GENERAL COUNSEL
                                    AND SECRETARY

June 9, 1997
Houston, Texas

       PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE
                   ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE.

                      TRANSAMERICAN WASTE INDUSTRIES, INC.
                               10554 TANNER ROAD
                             HOUSTON, TEXAS 77041

                            ---------------------
                                PROXY STATEMENT
                            ---------------------

      The accompanying proxy is solicited by the Board of Directors of TransAmerican Waste Industries, Inc., a Delaware corporation (the "Company"), for use at the 1997 Annual Meeting of Stockholders (the "Meeting") to be held on June 25, 1997 and at any adjournments thereof. The Meeting will be held at the Houstonian Hotel and Conference Center, 111 North Post Oak Lane, Houston, Texas, at 9:00 a.m., Central Daylight Time. If the accompanying proxy is properly executed and returned, the shares it represents will be voted at the Meeting in accordance with the directions noted thereon or, if no direction is indicated, it will be voted in favor of the proposals described in this Proxy Statement. In addition, the proxy confers discretionary authority in the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Meeting. The Board of Directors is not currently aware of any such other matters. Any stockholder giving a proxy has the power to revoke it by oral or written notice to the Secretary of the Company at any time before it is voted.

      The approximate date on which this Proxy Statement and the accompanying proxy will first be sent to the stockholders is June 9, 1997.

                 VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

      At the close of business on May 23, 1997, the record date for the determination of stockholders of the Company entitled to receive notice of and to vote at the Meeting or any adjournments thereof, 43,541,127 shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), were outstanding. Each share of Common Stock outstanding as of the record date is entitled to one vote upon each of the matters to be voted on at the Meeting.

      The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock is required for a quorum. The election of directors and the approval of any other matters will require the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at the Meeting. In the case of shares that are present at the Meeting for quorum purposes, an abstention or not voting such shares for a particular nominee for director (including by withholding authority on the proxy) or an abstention on any other proposal will operate to prevent the election of such director or approval of such proposal to the same extent as a vote against such director or proposal; and a broker non-vote will have no effect on the outcome of any proposals. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

      The following table sets forth, as of May 23, 1997, certain information with respect to the shares of Common Stock beneficially owned by (i) each person known by the Company to beneficially own 5% or more of the outstanding Common Stock, (ii) each director and director nominee of the Company, (iii) each executive officer named in the Summary Compensation Table below (the "Named Executive Officers"), and (iv) all directors, director nominees and current executive officers of the Company as a group. Except as described below, each of the persons listed in the table has sole voting and investment power with respect to the shares listed.

                                         AMOUNT AND
NAME AND ADDRESS OF                       NATURE OF
 BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP      PERCENT OF CLASS
-------------------                  --------------------      ----------------
Tom J. Fatjo, Jr.                        3,856,001(1)                8.9%
 10554 Tanner Road
 Houston, Texas  77041

The Estate of Lawrence P. McGinnes       2,781,002                   6.4%
 5837 Northdale
 Houston, Texas  77087

Tom J. Fatjo, III                        2,722,268(2)(3)             6.2%
 10554 Tanner Road
 Houston, Texas  77041

Ben F. Barnes                            2,489,645(2)(4)             5.7%
 98 San Jacinto, Suite 200
 Austin, Texas  78701

Robert K. Moses, Jr.                     5,000,000(5)               10.7%
 P.O. Box 27888
 Houston, Texas  77227

Richard E. Bean                            200,000                    *
 5643 Lynbrook
 Houston, Texas  77056

William B. Blount                          847,950(6)                1.9%
 10 Court Square
 Montgomery, Alabama  36103

Ed L. Romero                                61,666(7)                 *
 2340 Menaul Boulevard, N.E. #400
 Albuquerque, New Mexico  87107

Preston Moore, Jr.                         422,500(8)                 *
 10554 Tanner Road
 Houston, Texas  77041

John V. Singleton, Jr.                      12,500(9)                 *
 10554 Tanner Road
 Houston, Texas  77041

George L. Ball                             216,667(10)                *
 3100 Texas Commerce Tower
 Houston, Texas  77002

J. Philip Burguieres                        83,333(11)                *
 1360 Post Oak Boulevard, Suite 780
 Houston, Texas  77056

Jerome M. Kruszka                          299,500(12)                *
 10554 Tanner Road
 Houston, Texas  77041

J. David Green                             100,000(13)                *
 10554 Tanner Road
 Houston, Texas  77041

Michael L. Paxton                           92,975(14)                *
 10554 Tanner Road
 Houston, Texas  77041

Lance C. Ruud                              437,500(15)               1.0%
 10554 Tanner Road
 Houston, Texas  77041

Directors and current
 executive officers                     12,549,545                  26.2%
 as a group (15 persons)

 * means less than 1% of the total number of shares of Common Stock outstanding.

(1) Tom J. Fatjo, Jr. is a director and executive officer of First Financial Alliance, Inc. ("FFA") and owns approximately 60% of the shares of Fatjo & Co. ("Fatjo & Co."), the company that owns all of the shares of FFA. Also, Mr. Fatjo is the sole director and an executive officer of First Financial Alliance Partners, Inc. ("FFAP"); and the sole trustee and beneficiary of the Tom J. Fatjo, Jr. Trusts, which trusts own 20% of the outstanding common stock of FFAP. In his capacity as trustee, Tom J. Fatjo, Jr. has sole voting and investment power over the assets of such trusts. Includes 848,000 shares owned of record by FFA, 2,146,480 shares owned of record by FFAP and 112,250 shares purchasable upon the exercise of outstanding stock options that are exercisable within 60 days after May 23, 1997. FFAP has an option to acquire all of the shares of Fatjo & Co. The shares owned by FFAP are also included in the shares indicated as owned by Tom J. Fatjo, III and Ben F. Barnes. Also includes 349,271 shares of restricted stock received pursuant to the Participation Plan and therefore subject to forfeiture and 400,000 shares held by 314 Building Partnership, a partnership owned by Mr. Fatjo and Mr. Moore. Does not include any other shares issued pursuant to the Participation Plan. Mr. Fatjo disclaims beneficial ownership of the shares included in the Participation Plan and held by him except for the 349,271 shares included herein as set forth above.

(2) Tom J. Fatjo, III and Ben F. Barnes are the co-trustees of the trusts created pursuant to Fatjo Family Trust agreements, which trusts own 80% of the outstanding common stock of FFAP. In their capacity as co-trustees, Tom J. Fatjo, III and Ben F. Barnes share voting and investment power over the assets of such trusts; both such persons disclaim beneficial ownership of the shares subject to the trusts, except for Tom J. Fatjo, III to the extent of his actual beneficial interest in the trusts.

(3) Includes 2,146,480 shares owned of record of FFAP and 68,750 shares purchasable upon the exercise of outstanding options that are exercisable within 60 days after May 23, 1997. The shares owned by FFAP are also included in the shares indicated as owned by Ben F. Barnes and Tom J. Fatjo, Jr. Also includes 95,000 shares of restricted stock received pursuant to the Participation Plan and therefore subject to forfeiture. Does not include additional options that are not exercisable within sixty
      (60) days after May 23, 1997. Tom J. Fatjo, III also owns approximately 8% of the shares of Fatjo & Co. that owns all the outstanding stock of FFA.

(4) Includes 2,146,480 shares owned of record of FFAP and 15,000 shares purchasable upon the exercise of outstanding options that are exercisable within 60 days after May 23, 1997. The shares owned by FFAP are also included in the shares indicated as owned by Tom J. Fatjo, Jr. and Tom J. Fatjo, III. Includes 138,500 shares held in the name of Entrecorp, a corporation wholly-owned by Mr. Barnes. In addition, Mr. Barnes will receive approximately 325,000 warrants to purchase shares of Common Stock pursuant to the contract between the Company and ECD, such shares are not included herein. Does not include additional options that are not exercisable within sixty (60) days after May 23, 1997.

(5) Includes 3,000,000 shares purchasable upon the exercise of outstanding warrants granted to Mr. Moses that are currently exercisable. Does not include additional options that are not exercisable within sixty (60) days after May 23, 1997.

(6) Includes 679,450 shares purchasable upon the exercise of outstanding options and warrants granted to Mr. Blount or a firm affiliated with Mr. Blount that are exercisable within 60 days after May 23, 1997. Does not include additional options that are not exercisable within sixty (60) days after May 23, 1997.

(7) Includes 61,666 shares purchasable upon the exercise of outstanding options that are exercisable within 60 days after May 23, 1997. Does not include additional options that are not exercisable within the next sixty
      (60) days after May 23, 1997.

(8) Includes 35,000 shares purchasable upon the exercise of outstanding options that are exercisable within 60 days after May 23, 1997 and 200,000 shares held by 314 Building Partnership, a partnership owned by Mr. Moore and Mr. Fatjo (314 Building Partnership owns an aggregate of 400,000 shares of the Company's Common Stock). Does not include additional options that are not exercisable within sixty (60) days after May 23, 1997.

(9) Includes 12,500 shares purchasable upon the exercise of outstanding options and warrants granted to Mr. Singleton and exercisable within 60 days after May 23, 1997. Does not include additional options that are not exercisable within sixty (60) days after May 23, 1997.

(10)  Does not include additional options that are not exercisable within sixty
      (60) days after May 23, 1997.

(11) In addition, Sanders Morris Mundy Inc. received warrants to purchase 1,125,000 shares of Common Stock pursuant to its Placement Agent Agreement. Mr. Ball is the Chairman of Sanders Morris Mundy Inc. Mr. Ball disclaims beneficial ownership of such shares. Does not include additional options that are not exercisable within sixty (60) days after May 23, 1997.

(12) Includes 87,500 shares of restricted stock received pursuant to the Participation Plan and therefore subject to forfeiture. Does not include additional options that are not exercisable within sixty (60) days after May 23, 1997.

(13) Includes 25,000 shares purchasable upon the exercise of outstanding options that are exercisable within 60 days of May 23, 1997 and 75,000 shares of restricted stock received pursuant to the Participation Plan and therefore subject to forfeiture. Does not include additional options that are not exercisable within sixty (60) days after May 23, 1997.

(14) Includes 39,125 shares purchasable upon the exercise of outstanding options that are exercisable within 60 days of May 23, 1997 and 41,250 shares of restricted stock received pursuant to the Participation Plan and therefore subject to forfeiture. Does not include additional options that are not exercisable within sixty (60) days after May 23, 1997.

(15) Includes 281,250 shares purchasable upon the exercise of outstanding options that are exercisable within 60 days after May 23, 1997 and 156,250 shares of restricted stock received pursuant to the Participation Plan and purchasable pursuant to certain rights granted by the Compensation Committee upon his resignation as Senior Vice President and Chief Financial Officer of the Company. Does not include additional options that are not exercisable within sixty (60) days after May 23, 1997. Mr. Ruud's term as a director expires as of the date of the Meeting.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR

      The Board of Directors has nominated and urges you to vote for the election of the eleven nominees identified below who have been nominated to serve as directors until the next annual meeting of stockholders or until their successors are duly elected and qualified. Each of the nominees listed below is a member of the Company's present Board of Directors except Jerome M. Kruszka, the President and Chief Operating Officer of the Company, who was nominated this year. Proxies solicited hereby will be voted for all eleven nominees unless stockholders specify otherwise in their proxy. The affirmative vote of holders of a majority of the Common Stock present in person or by proxy at the meeting and entitled to vote is required for election of each of the nominees.

      If, at the time of or prior to the Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

      The eleven nominees for election as directors and certain additional information with respect to each of them are as follows:

                                                                       DIRECTOR
    NAME                   AGE       POSITION WITH THE COMPANY          SINCE
    ----                   ---       -------------------------         --------
Tom J. Fatjo, Jr.           56     Chairman of the Board of Directors    1991
                                   and Chief Executive Officer

Jerome M. Kruszka           48     President, Chief Operating Officer      *
                                   and Nominee for Director

Ed L. Romero                62     Director                              1991

Preston Moore, Jr.          65     Director                              1993

Ben F. Barnes               58     Director                              1994

William B. Blount           43     Director                              1994

John V. Singleton, Jr.      77     Director                              1995

Robert K. Moses, Jr.        57     Director                              1997

George Ball                 58     Director                              1997

J. Philip Burguieres        53     Director                              1997

Richard E. Bean             53     Director                              1997

*Nominee for Director in 1997

        TOM J. FATJO, JR. has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since April 1992 and served as President from April 1994 to January 1996. He was the founder and served as Chairman of the Board and Chief Executive Officer of Republic Waste Industries, Inc., a publicly-held company in the waste management business, from January 1990 to August 1991. Mr. Fatjo has over 20 years experience in the solid waste industry. He founded Browning-Ferris Industries, Inc. ("BFI"), one of the nation's largest solid waste companies, in 1966, and served as the Co-Chief Executive Officer responsible for BFI's mergers and acquisitions and corporate development activities. He left BFI in 1976 and thereafter founded, or was a member of the organizing group of investors for a number of businesses, including Fannin Bank, Mortgage Banque, Criterion Group, The Houstonian, Houston Partners LivingWell, Inc. and First Financial Alliance ("FFA") Mr. Fatjo currently serves as Vice Chairman of the Board of Directors of Commodore Applied Technologies, Inc. ("Commodore"). Mr. Fatjo received a Bachelor of Science degree from Rice University. Mr. Fatjo is the father of Tom J. Fatjo, III, Vice President-Treasurer of the Company and father-in-law of Lance C. Ruud, a director of the Company.

      JEROME M. KRUSZKA was elected Chief Operating Officer on November 1, 1996 and President on December 26, 1996. Mr. Kruszka began his career with Waste Management, Inc. in 1971. Between 1971 and 1996, Mr. Kruszka held several positions at Waste Management, Inc. and its affiliates, including District Landfill Manager and Mid-West Region District Manager. In 1994, Mr. Kruszka was named Division President and General Manager for Waste Management of Alameda County after which thirteen divisions involved in solid waste collection and transfer, recycling and landfill operations reported to him.

      ED L. ROMERO served as a director of the Company from November 1991 to April 1992 and was reappointed as a director in December 1992. From 1977 to 1996, Mr. Romero was the owner and Chief Executive Officer of Advanced Sciences, Inc., a technical services firm that provides various services, including waste management and environmental engineering services, to national and international clients. In 1996, ASI was acquired by Commodore. Mr. Romero currently serves on the Board of Directors of Commodore. From 1974 to 1977, Mr. Romero served as President of a consulting firm specializing in marketing, public relations and organizational development. He is the owner of the Professional Developers, a New Mexico-based real estate and development company.

      PRESTON MOORE, JR. has served as director of the Company since September 1993. He has worked as an independent consultant since January 1993, providing business advisory services to a wide range of businesses. Mr. Moore served as Chief Financial Officer and Assistant Secretary for Administration, U.S. Department of Commerce, from June 1991 through January 1993 during the Bush Administration. He served as President of Wilson Industries, Inc. from February 1984 through May 1991. Mr. Moore also currently serves on the Board of Directors of Wilson Industries, Inc., Tanglewood Bank and McCoy, Inc. He is a member of the College of Business Administration Foundation Advisory Council at the University of Texas at Austin and the Jones Graduate School of Administration Council of Overseers at Rice University. Mr. Moore received a Bachelor of Arts degree in Economics and Business from the University of Texas and completed the Owners, Presidents, Managers Program at the Harvard Business School.

      BEN F. BARNES has served as a director of the Company since April 1994. For the last eight years, he has been an independent consultant providing business advisory and lobbying services to a wide range of businesses and governmental units. Mr. Barnes is Chairman of the People's Community Clinic Campaign. He is a member of the Governor's Leadership Council, Friends of the Governor's Central Texas Citizens Education Project, Laguna Gloria Museum Foundation, Producers Circle for KLRU Public Radio Station and the Chancellor's Council and the Longhorn Foundation at the University of Texas. Mr. Barnes received a Bachelor of Arts degree from the University of Texas at Austin. Mr. Barnes was a former Lieutenant Governor of the State of Texas and Speaker of the House of Representatives of the State of Texas. Mr. Barnes was recognized as a distinguished alumni of the University of Texas in 1995.

      WILLIAM B. BLOUNT has served as a director of the Company since April 1994. For the last thirteen years, Mr. Blount has been the Chairman of the Board of Blount Parrish & Roton, Inc. ("BP&R"), an investment banking firm principally involved in underwriting municipal and corporate debt issues. Mr. Blount was Chairman of the Alabama Democratic Party from 1991 through 1995. Mr. Blount received a Bachelor of Arts degree in History from the University of Alabama and a Juris Doctor from the University of Alabama School of Law. Mr. Blount is a member of both the Alabama Bar Association and the American Bar Association.

      JOHN V. SINGLETON, JR., Senior United States District Judge, retired, has served as a director of the Company since June 1995. Prior to his retirement in 1992, Judge Singleton served as U.S. District Judge for the Southern District of Texas after being appointed to the federal bench by President Lyndon B. Johnson in 1966. In 1978, Judge Singleton became Chief Judge of the Court and served as such until 1988, when he was required by law to relinquish that role. Prior to his appointment to the bench, Judge Singleton worked in the private sector as a partner in several law firms. He has served actively in many areas of both the state and federal bar associations. He was elected by all the judges of the Fifth Judicial Circuit as District Judge Representative to the Judicial Conference of the United States. He has served in many civic positions at the city, state and federal levels. Judge

Singleton graduated with a Bachelor of Arts degree and a L.L.B. from the University of Texas in 1952 and is a member of the Texas and Federal Bar Associations, as well as the bar of the United States Supreme Court.

      ROBERT K. MOSES, JR. has served as a director since January, 1997. Mr. Moses is a private investor, principally in the oil and gas exploration and oilfield services business in Houston, Texas. He served as Chairman of the Board of Weatherford Enterra, Inc. from May 1989 to December 1992 and since 1992 has served as Chairman of the Executive Committee. Mr. Moses was elected to the Board of Directors pursuant to the certain Agreement among the Company, Mr. Fatjo and Mr. Moses pursuant to which Mr. Moses and Mr. Fatjo agreed to jointly and severally guarantee the indebtedness evidenced by a Loan Agreement between the Company and Southwest Bank of Texas, N.A. See "Certain Relationships and Related Transactions" for further discussion of this transaction.

      GEORGE L. BALL has served as a director since January, 1997. Mr. Ball currently serves as Chairman of Sanders Morris Mundy ("SMM"), an investment banking firm. From September 1992 to January 1994, Mr. Ball was a Senior Executive Vice President of Smith Barney Shearson Inc. From September 1991 to September 1992, Mr. Ball was a consultant to J. & W. Seligman & Co. Incorporated. In 1982, Mr. Ball was elected President and Chief Executive Officer of Prudential-Bache Securities, Inc. and in 1986 was elected Chairman of the Board, serving in such position until his resignation in 1991. He also served as a member of the Executive Office of Prudential Insurance Company of America. Prior to joining Prudential, Mr. Ball served as President of E.F. Hutton Group, Inc. Mr. Ball is also a director of SpectraCell Laboratories, Inc., Investors Financial Group and Leviathan Gas Pipeline Company, L.P. Mr. Ball is a trustee emeritus of Brown University, a director of the National Symphony Orchestra, a trustee of the Joint Council on Economic Education and a director of the Jefferson Awards. Mr. Ball has also served as a Governor of the American Stock Exchange, the Chicago Board Options Exchange and served on The Executive Committee of the Securities Industries Association. Mr. Ball was nominated to be a director by SMM pursuant to the terms of that certain Placement Agent Agreement between SMM and the Company. See "Certain Relationships and Related Transactions" for further discussion of this transaction.

      J. PHILIP BURGUIERES has served as a director since February, 1997. Mr. Burguieres has served as a director of Weatherford Enterra since April 1991 and has served as Chairman of the Board since December of 1992. Mr. Burguieres was Weatherford Enterra's President and Chief Executive Officer from April 1991 until October 1996. From January 1990 to November 1990, he was Chairman of the Board, President and Chief Executive Officer of Panhandle Eastern Corporation. Mr. Burguieres held various positions with Cameron Iron Works, a company engaged in the manufacture of oil field equipment from 1971 through November 1989 including Chairman of the Board, Chief Executive Officer and President and Chief Operating Officer. Mr. Burguieres also serves as a director of McDermott International, Inc., a company engaged in the fabrication of oil field equipment; a director of Drilex International, Inc., a company engaged in providing products and services used in the precision drilling of oil and gas wells; and a director of Texas Commerce Bank, a banking organization. Mr. Burguieres was designated to be a director by Mr. Moses pursuant to the terms of that certain Agreement among the Company, Mr. Moses and Mr. Fatjo. See "Certain Relationships and Related Transactions" for further discussion of this transaction.

      RICHARD E. BEAN has served as a director since February, 1997. Since 1976, Mr. Bean has been Executive Vice President and Chief Financial Officer of Pearce Industries, Inc. Mr. Bean is currently on the Board of Directors of First City Financial Corporation and First City Liquidating Trust. Mr. Bean was nominated to be a director by Mr. Moses pursuant to the terms of that certain Agreement among Mr. Moses, Mr. Fatjo and the Company. See "Certain Relationships and Related Transactions" for further discussion of this transaction.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE ABOVENAMED NOMINEES, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

      All directors hold office until the next annual meeting of stockholders of the Company or until their successors have been duly elected and qualified. The Company's officers are elected annually by, and serve at the pleasure of, the Board of Directors, subject to the terms of any employment agreements.

      The Company's Bylaws provide that the number of directors on the Board shall be fixed from time-to-time by the Board of Directors. The Board at its discretion and in accordance with such authority has currently fixed its size at eleven members. No proxy will be voted for a greater number of persons than the number of nominees named herein. If deemed in the best interests of the Company, the Board of Directors may, subsequent to the Meeting, increase its size and elect one or more additional qualified persons to fill the vacancies which then exist pending the next annual meeting of stockholders.

BOARD COMMITTEES

      The Company's Board of Directors has established an Executive Committee, Audit Committee, a Nominating Committee, and a Compensation Committee.

      The Executive Committee is authorized and empowered to take such actions and exercise such powers in the business and affairs of the Company as the Board of Directors may take or exercise except as limited by law or the Certificate of Incorporation of the Company. The current members of the Executive Committee are Messrs. Moses, Ball, Burguieres, Fatjo and Moore.

      The Audit Committee meets with the Company's auditors and principal financial personnel to review the results of the annual audit. The Audit Committee may also review the scope of the annual audit and other services before such services are undertaken by the Company's auditors, and reviews the adequacy and effectiveness of the Company's internal accounting controls. The current members of the Audit Committee are Messrs. Bean, Blount, Barnes and Romero.

      The Nominating Committee evaluates candidates for the Board of Directors and is responsible for recommending nominees for election to the Board. Tom J. Fatjo, Jr. is currently the sole member of the Nominating Committee. The Nominating Committee considers recommendations for nominees for directorships submitted by stockholders. Recommendations of a person for consideration as nominee for election to the Company's Board of Directors must be made by timely written notice to the Secretary of the Company at 10554 Tanner Road, Houston, Texas 77041, giving each nominee's name, appropriate biographical information and any other information that would be required in a proxy statement. Any such recommendation must be accompanied by a written statement from the person recommended, giving his or her consent to be named as a nominee and, if nominated and elected, to serve as a director. A notice must be delivered to the Secretary not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided however, that in the event that the date of the annual meeting is more than thirty days before or more than sixty days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Such notice to the Secretary must set forth the number of shares that are owned beneficially by the stockholder that is giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made.

      The Compensation Committee administers the Company's 1997 Stock Participation Plan and the 1990 Stock Incentive Plan, as amended, and makes recommendations concerning compensation, including incentive arrangements, for the Company's officers. The current members of the Compensation Committee are Messrs. Moore, Ball, Moses and Singleton. Mr. Fatjo is an advisory member of this committee.

      During the year ended December 31, 1996, the Board of Directors held thirteen (13) meetings, the Audit Committee held one (1) meeting, the sole member of the Nominating Committee took action on two occasions and the Compensation Committee held one (1) meeting. The Executive Committee was established in February 1997 and therefore did not exist during the year ended December 31, 1996. Each member of the Board of Directors attended 76% or more of the meetings of the Board of Directors and committees on which such director served during such fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Messrs. Moore, Romero, Barnes and Blount and former director R. Brian Fifer served on the Compensation Committee of the Company's Board of Directors during the fiscal year ended December 31, 1996. Mr. Fifer resigned from the Board of Directors and the Compensation Committee effective in January 1997.

      In 1996, Commodore acquired ASI, a company for which Mr. Romero was Chairman of the Board and Chief Executive Officer and Mr. Fatjo served on the Board of Directors. As a result of this transaction, Tom J. Fatjo, Jr. serves as Vice Chairman of the Board of Directors of Commodore and Mr. Romero serves on the Board of Directors of Commodore.

      In July 1994, the Company entered into a Professional Services Agreement with BP&R, a company of which Mr. Blount is Chairman of the Board and principal stockholder, whereby BP&R acted as the Company's exclusive agent to secure and place tax-exempt debt financing required by the Company to finance landfill acquisitions, management contracts and expansion projects. The agreement was terminated in January 1997. Pursuant to this Agreement, in April 1996, BP&R acted as underwriter of the public offering of solid waste revenue bonds totaling $8,945,000 for which it received underwriting commissions of $447,250 and warrants to purchase 89,450 shares of the Company's Common Stock at $1.44 per share. The aggregate number of warrants earned by BP&R during the term of this Agreement was 664,450 warrants to purchase shares of Common Stock of the Company at various prices ranging from $1.34 to $2.88 per share.

      The Company was also a party to a Development Services Agreement, dated March 1, 1996, with E.C. Development, L.P. ("ECD"), a company controlled by Mr. Barnes, whereby ECD provided the Company with certain development services related to locating and analyzing existing solid waste landfill facilities. The agreement was terminated on January 31, 1997. In consideration for services rendered pursuant to this agreement, ECD will receive warrants to purchase approximately 325,000 shares of Common Stock at $1.50 per share. In addition, ECD will receive additional compensation in the event the Company acquires any company located and introduced to the Company by ECD.

DIRECTOR COMPENSATION

      During fiscal 1996, directors who were not employees of or consultants to the Company or any subsidiary received $2,500 for each meeting of the Board of Directors that they attended in person and $500 for each such meeting in which they participated by telephone, plus reimbursement of out-of-pocket expenses. During 1996 the Company paid an aggregate of $26,100 to the directors as fees. Effective as of January 1, 1997, the Board of Directors reduced the compensation for directors. Directors who are not employees of or consultants to the Company or any subsidiary will receive $500 for each meeting of the Board of Directors that they attend in person, $250 for each such meeting in which they participate by telephone and $250 per each meeting of any committee of the Board of Directors that they attended in person or by telephone plus reimbursement of out-of-pocket expenses. Subject to the approval of the plan by the stockholders, the Board of Directors also approved grants of nonqualified options to the non-employee directors pursuant to the 1997 Non-Employee Director Stock Option Plan described below.

      The Company's Amended and Restated 1990 Stock Incentive Plan provides that a director who is not in the regular employ of, or a consultant to, the Company or any of its subsidiaries will automatically be granted a non-qualified stock option to purchase 20,000 shares of Common Stock as of the date of any annual meeting of stockholders after which such director will continue to serve on the Board of Directors. Such options shall have an exercise price equal to the fair market value of the Common Stock at the time the option is granted, vest pro rata over four years and have a ten-year term.

      Subject to approval by the stockholders, the Company's 1997 Non-Employee Director Stock Option Plan provides that the Board of Directors is authorized, in its discretion, to grant options to purchase up to 900,000 shares of Common Stock to any director who is not an officer or employee of the Company or any of its subsidiaries. Subject to stockholder approval of the plan, on February 25, 1997, the Board of Directors granted options with respect to all 900,000 shares to the current members of the Board of Directors who were not then officers or employees of the Company. The options have an exercise price of $1.22 which was equal to the fair market value of the Common Stock on the date the options were granted. The options vest in equal amounts over four years (25% each year beginning February 28, 1998) and have terms of ten years. All such options vest upon a change of control (as defined therein) and upon certain other events. For a further discussion, see Proposal 2 -Approval of Non-Employee Director Stock Option Plan.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

      Set forth below is certain information concerning the executive officers of the Company, including the business experience of each during the past five years:


NAME                     AGE   POSITION WITH THE COMPANY
----                     ---   -------------------------
EXECUTIVE OFFICERS
------------------
   Tom J. Fatjo, Jr.     56    Chairman of the Board of Directors and
                               Chief Executive Officer

   Jerome M. Kruszka     48    President, Chief Operating Officer and
                               nominee for Director

   Tom J. Fatjo, III     32    Vice President-Treasurer

   J. David Green        37    Senior Vice President, General Counsel
                               and Secretary

   Michael L. Paxton     32    Vice President and Corporate Controller


      Certain biographical information concerning Tom J. Fatjo, Jr. and Jerome
M. Kruszka is set forth above under "Directors."

      TOM J. FATJO, III was elected Vice President - Treasurer in April 1992. From March 1990 to December 1991, Mr. Fatjo was employed by Republic Waste Industries, Inc. From 1988 to 1990, Mr. Fatjo served as Vice President of First Financial Alliance, Inc. Mr. Fatjo received a Bachelor of Business Administration degree in Finance from the University of Texas in Austin.

      J. DAVID GREEN was elected Vice President and General Counsel in February 1996. Mr. Green was elected Secretary in June 1996. From 1991 to 1996, Mr. Green was employed by Waste Management, Inc., most recently as group counsel for the Southwest Group. From 1984 to 1991, Mr. Green was in private practice in Florida, specializing in real estate, corporate transactions, environmental and administrative law. Mr. Green received a Bachelor of Science in Government and Social Studies from Florida State University and a Juris Doctor from the Florida State University College of Law.

      MICHAEL L. PAXTON joined the Company in May 1993 as Assistant Corporate Controller and was promoted to Corporate Controller in August 1995. Mr. Paxton was elected Vice President in February 1997. From October 1989 until May 1993, Mr. Paxton was employed by NL Industries, Inc. From January 1987 until October 1989, Mr. Paxton was employed by Ernst & Young, L.L.P. Mr. Paxton is a Certified Public Accountant and received a Bachelor of Business Administration degree in Accounting from the University of Houston.

      The Company's officers are elected annually by, and serve at the pleasure of, the Board of Directors, subject to the terms of any employment agreements. See "Employment and Consulting Arrangements" below.

CORPORATE GOVERNANCE

      In connection with the closing in January 1997 of an offering of 11,250,000 shares of the Company's Common Stock through private placement, the Board of Directors authorized the creation of a committee of officers (the "Management Committee") to be responsible for the oversight of the day-to-day management of the Company. The Board of Directors appointed the members of the Management Committee and instructed the executive officers of the Company, including the members of the Management Committee, to consult with the members of such committee prior to making any decision or taking any action which the officer believes, using his best judgment, would have a significant effect on the business of the Company or a material effect on its profitability. The

Management Committee consists of three members, currently consisting of Tom J. Fatjo, Jr., J. David Green and Jerome M. Kruszka.

      In addition, in connection with this private placement, the Company agreed that a representative (which currently is George L. Ball) designated by Sanders Morris Mundy Inc., the placement agent, for the offering is entitled to serve on the Board of Directors of the Company and on any committee thereof to which the Management Committee may be designated to report. See "Certain Transactions."

                            EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors has furnished the following report with respect to executive compensation:

      The Compensation Committee takes into account all factors which it considers relevant in determining the compensation of the Company's executive officers, including business conditions in the Company's industry during the year, the Company's performance during the year in light of such conditions, the market compensation for executives of similar background and experience, the performance of the specific executive officer under consideration and the business area of the Company for which such executive officer is responsible. The structure of the executive's compensation package generally includes both a base salary and incentive forms of compensation, including participation in the Company's cash bonus, stock option and stock participation plans. Under the stock option and stock participation programs, the executive may benefit, along with other stockholders of the Company, from an increase in the market value of the Company's Common Stock. The Compensation Committee believes that stock options provide an additional incentive to executive officers to continue in the service of the Company and gives them a greater interest, as stockholders, in the success of the Company. The compensation program for executive officers for fiscal 1996 consisted of base salary or consulting fees, and in certain cases, the award of stock options and cash bonuses. Although not covered by this report, we note that effective January 2, 1997, certain executive officers received restricted shares rewarded pursuant to the 1997 Stock Participation Plan.

      The Chief Executive Officer does not receive any direct compensation from the Company. The Company and FFA, a company controlled by the Chief Executive Officer, are parties to a consulting agreement pursuant to which the Company pays to FFA monthly cash payments. The Chief Executive Officer has a substantial beneficial stock ownership interest in the Company and benefits realized by the Chief Executive Officer, other than through the consulting agreement, will be principally derived from increases in the value of the Company's Common Stock. At the November 1995 Board meeting, the Board of Directors approved the award of stock options and a possible adjustment to the consulting arrangement by conditioning the receipt of such options and a portion of the consulting payments on the achievement of certain earnings targets. During 1996, FFA repaid $30,000 to the Company as a result of the Company failing to achieve certain performance objectives. In addition, the options granted pursuant to this arrangement in November 1995 were canceled. This agreement is described in more detail in "Employment and Consulting Arrangements" below.

                            COMPENSATION COMMITTEE
                            ----------------------
                              Preston Moore, Jr.
                                George L. Ball
                             Robert K. Moses, Jr.
                            John V. Singleton, Jr.

SUMMARY COMPENSATION TABLE

      The following table sets forth certain information with respect to the Chief Executive Officer and the other most highly compensated executive officers of the Company as to whom the total annual salary and bonus for the year ended December 31, 1996 exceeded $100,000:

                                              ANNUAL COMPENSATION                                      LONG-TERM COMPENSATION
                                 ------------------------------------------------                   -----------------------------
                                                                        OTHER         RESTRICTED
               NAME AND                                                 ANNUAL          STOCK       OPTIONS/          ALL OTHER
          PRINCIPAL POSITION     YEAR        SALARY         BONUS    COMPENSATION       AWARDS      WARRANTS         COMPENSATION
          ------------------     ----        ------         -----    ------------       ------      --------         ------------
Tom F. Fatjo, Jr.                1996       $  ---        $  ---       $  ---           $  ---        ---             $270,000(1)
  (Chairman of the               1995          ---           ---          ---              ---        ---              300,000(1)
  Board and Chief                1994          ---           ---          ---              ---        ---              265,000(1)
  Executive Officer)

Lance C. Ruud(2)                 1996        119,185         ---          ---              ---        ---                 ---
  (Director, Senior Vice         1995        113,000        7,500         ---              ---      100,000               ---
  President and Chief            1994        107,800         ---          ---              ---        ---  (3)            ---
  Financial Officer)

J. David Green                   1996        106,846       40,000         ---              ---      100,000               ---
  (Vice President,
  Secretary and
  General Counsel)

Tom E. Noel(4)                   1996        125,978       39,375(5)      ---              ---      500,000(6)            ---

(1) Represents consulting payments made to FFA, of which Mr. Fatjo is a principal. See "Employment and Consulting Arrangements."

(2) Effective May 1, 1997, Lance C. Ruud resigned as an employee and as an executive officer of the Company.

(3) The 250,000 options issued to Mr. Ruud in October 1993 originally included in the 1994 fiscal year are not included in 1994 as a result of the Company changing its fiscal year in December 1995.

(4) Effective November 1, 1996, Tom Noel resigned as an employee and as an Executive Officer of the Company.

(5) Mr. Noel agreed to accept his bonus in shares of Common Stock of the Company.

(6) This grant was later reduced to 350,000 options of which 125,000 options vested upon joining the Company and the remaining 225,000 options vest over three years.

EMPLOYMENT AND CONSULTING ARRANGEMENTS

      FIRST FINANCIAL ALLIANCE AND TOM FATJO, JR. The Company and FFA, of which Tom J. Fatjo, Jr., Chairman of the Board and Chief Executive Officer of the Company, is a principal, are parties to a consulting agreement, effective as of April 2, 1992, unless terminated by either party upon sixty days' written notice. Pursuant to such consulting agreement, FFA will seek out, analyze and attempt to negotiate strategic acquisitions for and by the Company. Pursuant to such agreement, FFA has employed the services of Mr. Fatjo. For its services pursuant to this agreement, as amended, the Company pays to FFA a fee equal to $25,000 per month, plus expenses. The compensation arrangement under the consulting agreement is reviewable once per year. During 1996, FFA repaid $30,000 to the Company as a result of the Company failing to achieve certain performance objectives. In addition, the options that were granted in November 1995 were canceled. This agreement also contains certain noncompete provisions.

      J. DAVID GREEN. The Company and J. David Green entered into an Employment Agreement effective February 26, 1996 which provides that Mr. Green shall be employed by the Company to serve as legal counsel and in certain other management positions for a three-year term. During the initial three-year term, the agreement may be terminated by the Company (i) upon the executive's death,
(ii) if the executive remains incapacitated for six months or more or (iii) for cause. If the agreement is terminated as a result of an illegal act, the failure of the executive to devote his full time to the Company, the failure of the executive to use his best efforts to advance the welfare of the Company or an intentional act by the executive against the best interest of the Company, the executive's salary ceases as of the date of termination. If the Company terminates Mr. Green's employment for any other reason, the Company will be obligated to continue to pay the salary then being paid to Mr. Green for the full three-year period. This agreement also contains certain noncompete provisions.

      JEROME M. KRUSZKA. The Company and Jerome M. Kruszka entered into a letter agreement dated September 26, 1996 which provides that Mr. Kruszka shall be employed by the Company to serve as Vice President of Operations for a term of three years. He became Chief Operating Officer in November, 1996 and was elected President of the Company in December, 1996. The letter agreement sets forth the base salary, stock options and bonuses to be received by Mr. Kruszka.

1997 STOCK PARTICIPATION PLAN

      Pursuant to the TransAmerican Waste Industries, Inc. 1997 Stock Participation Plan ("Participation Plan"), which became effective January 2, 1997, the Company issued restricted shares of Common Stock ("Restricted Shares") to key employees of the Company who were selected in the discretion of the Compensation Committee of the Board of Directors ("Committee"). Consultants who perform significant services for the Company are also eligible to receive restricted stock grants under the Participation Plan in the Committee's discretion.

      The aggregate number of shares of Common Stock available for granting awards under the Participation Plan is 833,334 shares. The Committee has awarded seven key employees with restricted stock grants under the Participation Plan; the executive officers listed below received grants as follows:

                                                                     NO. OF
NAME                     TITLE                                 RESTRICTED SHARES
----                     -----                                 -----------------
(1)  Tom J. Fatjo        Chief Executive Officer                     349,271
(2)  Jerome R. Kruszka   President and Chief Operating Officer        87,500
(3)  Lance C. Ruud       Former Senior Vice President and
                           Chief Financial Officer                   156,250
(4)  J.David Green       Senior Vice President and General Counsel    75,000
(5)  Tom J. Fatjo, III   Vice President-Treasurer                     95,000
(6)  Michael L. Paxton   Vice President and Corporate Controller      41,250

      The awarded Restricted Shares are registered in the name of the grantee. The grantee is the owner of the Restricted Shares for all purposes, subject to the restriction set forth in the Participation Plan, but such shares are held by the Chairman of the Board of Directors of the Company until such time as the restrictions on their transfer have expired. The Restricted Shares will vest in equal 20% increments on each anniversary of the grant date over a five-year period. Subject to the terms of the Participation Plan, if the grantee should voluntarily terminate his employment or retire, or if his employment is terminated by the Company for a reason other than for cause, the grantee will forfeit his right to receive any shares that are not vested at the time of termination. In the event that the grantee is terminated for cause, he will forfeit all rights to receive any vested or unvested shares. If the grantee's employment is terminated due to his death or disability, or if a change of control of the Company should occur before the grantee's employment has been terminated, then all unvested shares will automatically become 100% vested. The Committee may, in its sole discretion, allow grantee to purchase shares that would otherwise be subject to forfeiture on such terms as the Committee may establish. Any shares that are forfeited (and are not purchased by grantee) are reallocated to the other participants in the Participation Plan.

      In the event that the grantee's employment is not terminated within the five-year vesting period, as of the expiration of such period, the Company shall issue and deliver to the grantee a certificate for all the shares free of restrictions. In the event that grantee's employment is terminated for any reason except cause before the end of the five-year vesting period, or in the event of a change of control of the Company regardless of whether his employment is terminated, at such time the Committee shall issue and deliver to grantee a certificate for all vested shares free of restrictions.

      In March 1997, Lance Ruud, the Company's Senior Vice President and Chief Financial Officer, resigned effective May 1, 1997. The Committee granted Mr. Ruud the right to purchase his 156,250 unvested restricted shares of Common Stock under the Participation Plan for $.60 per share. Mr. Ruud must acquire the shares on or before September 28, 1997. The Company will use the proceeds, if any, from the purchase of these shares to retire the pro rata portion of the debt incurred by the Company to fund the acquisition of the Common Stock distributed pursuant to the Participation Plan described below.

      The Company has received a bank loan in the amount of $500,000 ("Bank Loan") to acquire the 833,334 shares of Common Stock from the Company at $.60 per share pursuant to the Participation Plan. The terms of the Bank Loan required the Company to execute a $500,000 note bearing interest at 9% per annum to be repaid based upon a five-year amortization schedule. The Bank Loan is secured by the shares of the Company's Common Stock to be granted pursuant to the Participation Plan and is guaranteed personally by Tom J. Fatjo, Jr., the Chief Executive Officer and Chairman of the Board of the Company.

OPTION/WARRANT GRANTS IN LAST FISCAL YEAR TABLE

      The following table sets forth certain information regarding options and warrants granted to the Named Executive Officers during the year ended December 31, 1996:

                                                                       POTENTIAL REALIZABLE
                                  % OF TOTAL                          VALUE AT ASSUMED ANNUAL
                                    OPTIONS                            RATES OF STOCK PRICE
                                  GRANTED TO                             APPRECIATION FOR
                                   EMPLOYEES   EXERCISE                    OPTION TERM(1)
                       OPTIONS     IN FISCAL   PRICE PER  EXPIRATION   ---------------------
       NAME            GRANTED       1996        SHARE       DATE         5%           10%
       ----            -------       ----        -----       ----      ---------     -------
Tom J. Fatjo, Jr.        ---          N/A         N/A         N/A      $   ---      $    ---

Lance C. Ruud            ---          N/A         N/A         N/A      $   ---      $    ---

Jerome M. Kruszka    150,000(2)      16.6%       $1.50    11/01/2007   $ 141,000    $  358,500

Tom J. Fatjo, III        ---          N/A         N/A         N/A      $   ---      $    ---

J. David Green       100,000(3)       N/A        $1.50     1/25/2006   $  94,000    $  239,000

Tom E. Noel          500,000(4)      55.0%       $1.50     2/25/1999   $  470,000   $1,195,000

(1) The potential realizable value is based on assumed stock price increases from the date of option grant, which was $1.50 per share. The actual value realized will depend on the excess of the stock price on the date the option is exercised over the exercise price, and there is no assurance that the actual value realized, if any, will be at or near the value estimated.

(2)   These options are subject to vesting requirements over four years.

(3)   These options are subject to vesting requirements over four years.

(4) This grant was later reduced to 350,000 options of which 125,000 options vested upon joining the Company and the remaining 225,000 options vest over three years.

AGGREGATED OPTION/WARRANT EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/WARRANT VALUES

      The following table sets forth certain information regarding the number of unexercised options and warrants and value of unexercised options and warrants outstanding at December 31, 1996 (no options or warrants were exercised by the Named Executive Officers during 1996):

                        NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED
                       OPTIONS/WARRANTS AS OF            OPTIONS/WARRANTS AT
                          DECEMBER 31, 1996              DECEMBER 31, 1996(1)
      NAME           EXERCISABLE   UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
      ----           -----------   -------------     -----------   -------------
Tom J. Fatjo, Jr.       112,250         ---            $  ---          $  ---

Lance C. Ruud           268,750        81,250(2)         13,187         13,187

Tom J. Fatjo, III        58,750        66,250            10,550         10,550

J. David Green              ---       108,000              ---            ---

Jerome M. Kruszka           ---       150,000              ---            ---

Tom E. Noel             125,000       375,000              ---            ---

(1) Value determined by subtracting the exercise price from the market value of the Common Stock on December 31, 1996, which was $1.09 per share based on closing price on December 31, 1996, multiplied by the options/warrants.

(2) Of this, 68,750 were unvested on May 1, 1997 when Mr. Ruud resigned and these options were canceled.

STOCK PRICE PERFORMANCE GRAPH

      Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return (change in year-end stock price plus reinvested dividends) on the Company's Common Stock against the cumulative total return of the Nasdaq Market Index and the Media General Financial Services Waste Management Group Index for the period commencing November 12, 1991 (the date trading in the Company's Common Stock commenced) and ending December 31, 1996:

                    PERFORMANCE GRAPH APPEARS HERE PLOTTED
                    BASED UPON THE NUMBERS SET FORTH BELOW.

--------------------------------------------------------------------------------------------------------
                         Base      08/31/92     08/31/93    08/31/94    08/31/95   12/31/95     12/31/96
--------------------------------------------------------------------------------------------------------
TransAmerican Waste     $100.00     $142.86      $142.86      $50.00      $46.43     $42.86       $31.25
--------------------------------------------------------------------------------------------------------
Nasdaq Market Index      100.00       95.16       123.88      135.35      161.05     161.08       200.16
--------------------------------------------------------------------------------------------------------
MG Group Index           100.00       89.16        83.41       81.98       71.21      74.65        92.58
--------------------------------------------------------------------------------------------------------

      The Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such Acts.

      There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make or endorse any predictions as to future stock performance.

COMPLIANCE WITH SECTION 16(A)

      Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and The Nasdaq Stock Market. Based on the Company's review of the copies of such reports received by the Company and on written representations received by the Company, the Company believes that no director, officer or holder of more than 10% of the Common Stock failed to file on a timely basis the reports required by Section 16(a) of the Exchange Act during 1996, except that John V. Singleton, Jr., a director, failed to timely file a Form 3 report upon becoming a director and a Form 5 report for stock options granted him in September, 1995; J. David Green, an executive officer, failed to timely file a Form 3 report upon becoming an officer of the Company; Ed L. Romero, a director, failed to timely file two Form 5 reports regarding the receipt of stock options; Tom J. Fatjo, III, an executive officer, failed to timely file a Form 5 report regarding the receipt of stock options; Lance C. Ruud, a director (Mr. Ruud's term as a director will expire at the Meeting) and former executive officer, failed to timely file a Form 5 report regarding the receipt of stock options; Ben F. Barnes, a director, failed to timely file a Form 5 report regarding the receipt of stock options; William B. Blount, a director, failed to timely file a Form 5 report regarding the receipt of stock options; Tom E. Noel, a former director and former executive officer failed to timely file a Form 3 upon becoming a director of the Company; and Preston Moore, Jr., a director, failed to timely file a Form 5 report regarding the receipt of stock options and a Form 4 regarding the indirect acquisition of certain shares. These delinquencies were reported in Form 5 reports filed for fiscal 1996.

                             CERTAIN TRANSACTIONS

      The Company is a party to a Placement Agent Agreement dated January 23, 1997 with Sanders Morris Mundy Inc. ("SMMI"), a company of which George L. Ball is Chairman, whereby SMMI acted as placement agent for the private placement of 11,250,000 shares of the Company's Common Stock. SMMI received a fee of $472,500 and warrants to purchase 1,125,000 shares of the Company's Common Stock at $.66 per share. The Company also agreed to file within four months of the closing of the private placement a registration statement registering the resale of the shares sold in the private placement and use its best efforts to cause the registration statement to become effective. Pursuant to the Placement Agent Agreement, SMMI has the right to designate one representative to serve on the Board of Directors of the Company and on all committees of the Board of Directors to which the Management Committee reports until 85% or more of the shares of Common Stock sold pursuant to the private placement have been sold by the initial holders thereof or their permitted assignees. Currently, Mr. Ball is serving on the Board of Directors by designation of SMMI.

      The Company is a party to an Agreement with Mr. Fatjo and Mr. Moses pursuant to which Mr. Fatjo and Mr. Moses agreed to jointly and severally guarantee the indebtedness evidenced by a Loan Agreement between the Company and Southwest Bank of Texas, N.A. Pursuant to such Agreement, Mr. Moses received warrants to purchase 1,000,000 shares of the Company's Common Stock at the exercise price of $1.25 per share and warrants to purchase 2,000,000 shares of the Company's Common Stock at the exercise price of $1.00. The Company agreed to include the resale of the underlying shares in the registration statement described above. In addition, Mr. Moses has the right to designate three directors to serve on the Company's Board of Directors until the indebtedness is repaid or Mr. Moses ceases to be a guarantor of such indebtedness, and two directors until Mr. Moses is no longer the beneficial owner of Common Stock, warrants or other securities of the Company that constitute on a fully diluted basis 5% or more of the outstanding securities of the Company. Mr. Moses, Philip Burguieres and Richard E. Bean currently serve on the Board of Directors pursuant to this Agreement.

      During 1996, and until April 30, 1997, the Company leased its corporate office space from an entity in which Tom J. Fatjo, Jr. and Preston Moore, Jr. control the beneficial ownership interests. The terms of the lease agreement provide for annual lease payments of $95,000 per year through April 1997. Certain information regarding other similar transactions is set forth in "Compensation Committee Interlocks and Insider Participation" above.

                                  PROPOSAL 2

                          PROPOSAL TO ADOPTION OF THE
                 1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

      On February 25, 1997, the Board of Directors of the Company adopted, subject to stockholder approval, the 1997 Non-Employee Director Stock Option Plan (the "Director Plan"). The Compensation Committee recommended, and the Board of Directors adopted the recommendation, that the Company adopt a plan expressly and exclusively for the benefit of non-employee directors in order to
(i) provide additional incentive for securing and retaining qualified non-employee persons to serve on the Board of Directors of the Company and (ii) enhance the future growth of the Company by furthering the non-employee directors' identification with the interests of the Company and its stockholders. The Director Plan was adopted by the Board of Directors in connection with the reduction of the fees paid to the directors per meeting.

      SUMMARY OF THE DIRECTOR PLAN. The Director Plan authorized the grant of options to purchase shares of Common Stock ("Options") for up to 900,000 shares of Common Stock of the Company subject to adjustment as described below. The shares available for Options will be made available from either authorized and unissued shares, treasury shares, if any, or shares to be purchased or acquired by the Company. The Director Plan provides for the grant of Options to individuals who, as of the applicable date, are a member of the Board of Directors of the Company, are not an officer of the Company or any subsidiary of the Company, and are not an employee of the Company or any of its subsidiaries. There are currently ten (10) directors who would qualify for grants of Options under the Director Plan; however, all options were granted to the nine non-employee directors serving as of February 25, 1997, as described below.

      The Options are granted by the Board of Directors in its discretion and in accordance with the terms and conditions of the Director Plan. However, Options may not have terms greater than 10 years and no options will be granted after February 25, 2007. Any options that lapse may be re-granted. The exercise price of each Option is determined by the Board of Directors although its exercise price may not be less than 85% of the fair market value of the shares on the date of such grant. Subject to approval of the Director Plan by the stockholders, the Board of Directors has granted Options for all 900,000 shares at an exercise price of $1.22 per share. Options for 100,000 shares were granted to each of Messrs. Ball, Barnes, Bean, Blount, Burguieres, Moses, Moore, Romero and Singleton. On May 23, 1997, the last sales price for the Common Stock as reported by the NASDAQ SmallCap Market was $1.12 per share.

      The Director Plan shall be administered by the Board of Directors or by a duly appointed committee of the Board of Directors having such powers as shall be specified by the Board of Directors. Unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board of Directors granted herein, subject to the terms of the Director Plan and any applicable limitations imposed by law.

      EXERCISE OF OPTIONS. Each Option may specify the required period of continuous service on the Board and/or the performance objectives to be achieved before the Option or portion thereof will become exercisable. Each Option, the exercise, or timing of exercise, of which is dependent, in whole or in part, on the achievement of performance objectives may (i) specify a minimum level of achievement in respect of the specified performance objectives below which no Options will be exercisable, and (ii) set forth a method for determining the number of Options that will be exercisable if performance is at or above such minimum but short of full achievement of the performance objectives.

      ADJUSTMENTS. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of, or affecting, the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

      If the Company shall effect a subdivision or consolidation of shares or an increase or reduction of the number of shares of Common Stock outstanding, without receiving compensation therefor in money, services or property, then the number and per share price of Common Stock subject to outstanding Options thereunder shall be appropriately adjusted as set forth in the Director Plan. After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company is the surviving corporation, each holder of an outstanding Option, upon exercise of such Option, shall be entitled to receive the number and class of shares of stock or other securities or consideration to which such holder would have been entitled to receive pursuant to the terms of the agreement of merger or consolidation if such holder had exercised his Option immediately prior to such merger or consolidation.

      If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all its assets to another corporation while unexercised Options remain outstanding under the Director Plan, (i) after the effective date of such merger, consolidation, liquidation, or sale, each holder of an outstanding Option shall be entitled to receive, at no additional cost, shares of such stock (or other securities or consideration) as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation, liquidation, or sale; (ii) any limitations set forth in or imposed pursuant to the Director Plan shall automatically lapse so that all Options, from and after a thirty (30) day period preceding the effective date of such merger, consolidation, liquidation or sale, shall be exercisable in full; and (iii) all outstanding Options may be canceled by the Board as of the effective date of any such merger, consolidation, liquidation or sale provided that (a) notice of such cancellation shall be given to each holder of an Option, and (b) each holder of an Option shall have the right to exercise such Option in full during a thirty (30) day period preceding the effective date of such merger, consolidation, liquidation, or sale.

      TRANSFERABILITY. During the participant's life, the Option is exercisable only by the participant or by his or her guardian or legal representative. The Option is not assignable or transferable, except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, and is not subject, in whole or in part, to attachment, execution or levy of any kind.

      CASHLESS EXERCISE. To the extent permitted by applicable law, the Board in its discretion may selectively approve "cashless exercise" arrangements with a brokerage firm under which such brokerage firm, on behalf of the participant, shall pay to the Company the exercise price of the Options being exercised, and the Company, pursuant to an irrevocable notice from the participant, shall deliver the shares being purchased to such firm.

      TERMINATION. A Stock Option shall lapse and expire in the following situations: (i) if a directorship is terminated with respect to any participant for any reason other than death or disability, any and all unexercised and vested Options held by such participant shall expire (A) as of 12:01 a.m. on the date which is three (3) months after the date of such termination or (B) on the expiration date of the term of the Option, whichever date is earlier; (ii) if the directorship is terminated by reason of the death or disability of such participant, any and all unexercised and vested Options shall expire (A) as of 12:01 a.m. on the date which is one (1) year from the date of termination of directorship due to such death or disability or (B) on the expiration date of the term of the Option, whichever date is earlier; (iii) in the event of a participant's directorship is terminated for any reason other than not being re-elected by stockholders, including death or disability, any portion of previously granted Options that was not exercisable on the date of such termination shall automatically expire as of 12:01 a.m. on the date of such termination, and no further vesting of such Options shall occur, and in the event of the termination of a directorship occasioned by not being re-elected by stockholders, any previously granted Options shall continue to vest until the conclusion of such annual meeting and any portion of such Options that is not then exercisable shall automatically expire at the conclusion of such meeting.

      CHANGE OF CONTROL. Notwithstanding any contrary provisions in the Director Plan, in the event of a Change of Control (as defined below), any vesting requirements contemplated in the Director Plan or in any Option shall automatically expire without the requirement of any further action, and the shares subject to the Options shall be 100% vested on and after such Change in Control date. In the case of a Change of Control the participants under the Director Plan shall have the ability to exercise their Options as provided pursuant to the other terms of the Director Plan and the Option. A "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to item 6(e) of Schedule 14A of Regulation 14A promulgated under the

Securities Exchange Act (and any successor Schedule or Regulation). Examples of Changes of Control are set forth in the Director Plan.

      POWER TO AMEND. The Board may modify, revise, amend or terminate the Director Plan at any time and from time to time and the terms of any Option granted thereunder; provided, however, (i) the Director Plan shall not be amended more than once every six (6) months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or other applicable law; (ii) without the approval of the holders of at least a majority of the outstanding shares of the Company's voting stock, the Board may not increase the number of shares subject to the Director Plan (other than in connection with adjustments pursuant to the terms thereof), permit the granting of Options with exercise or grant prices lower than those specified in the Director Plan, or change the class of persons eligible to receive Options; (iii) without such stockholder approval as may be affirmatively required by regulations promulgated by the Securities Exchange Commission in order for the grants of the Options or the issuance of the Common Stock upon exercise thereof to qualify for an exemption to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or by the exchange, listing or qualification requirements of any national stock exchange or market (including, without limitation, the NASDAQ National Stock Market) on which the Common Stock is then traded; and (iv) no modification, revision, amendment or termination of the Director Plan or any Options may adversely affect the rights of a holder under an Option then outstanding, without the consent of such holder.

      EXERCISE OF OPTIONS; REGISTRATION. The Company shall not be required to sell or issue any shares of Common Stock under any Option if the issuance of such shares shall constitute a violation by the participant or the Company of any provision of any law, statute, or regulation of any governmental authority whether it be federal or state. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option, or the issuance of shares pursuant thereto, to comply with any law or regulation of any governmental authority.

      WITHHOLDING. If the Company determines that tax withholding is required, the Company shall require the participant to remit to the Company an amount sufficient to satisfy any applicable federal, state, and local withholding tax requirements prior to the delivery of any certificate or certificates for shares. The Company shall also have the right to withhold from any fees or other compensation payable by the Company to the participant an amount sufficient to satisfy any applicable federal, state and local withholding tax requirements.

      FEDERAL INCOME TAX CONSEQUENCES. The following is a brief summary of the principal United States federal income tax consequences under current federal income tax laws related to the Director Plan. This summary is not intended to be exhaustive and, among other things, does not describe state or local tax consequences.

      The grantee of an Option does not recognize income at the time the option is granted. When the Option is exercised, the grantee recognizes ordinary income equal to the difference between the fair market value of Common Stock on the exercise date and the exercise price. The Company generally receives a deduction equal to the amount of ordinary income recognized by the grantee. However, in certain circumstances, upon an acceleration of vesting in connection with a change of control, the Company's deduction may be limited. The grantee's basis in the shares acquired is equal to the option price plus the ordinary income recognized upon exercise. Upon subsequent disposition of the shares, the grantee will recognize capital gain or loss, which will be short-term or long-term, depending upon the length of time the shares were held since the date the Option was exercised.

      A copy of the Director Plan is attached to this Proxy Statement as Appendix A, and the foregoing discussion is qualified in its entirety by reference to Appendix A. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the annual meeting is required to approve the adoption of the Director Plan. An adverse vote will cause the Director Plan and all previously granted options to terminate. Unless otherwise specified, all properly executed proxies received by the Company will be voted in favor of the Director Plan.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE ADOPTION OF THE 1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                  PROPOSAL 3

                         PROPOSAL TO APPROVE AUDITORS

      The Board of Directors has appointed the firm of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997, subject to ratification by the Company's stockholders. Representatives of Arthur Andersen LLP are expected to be present at the Meeting and will have an opportunity to make a statement, if they so desire, and to respond to appropriate questions from those attending the meeting.

      Approval of the Board of Directors' selection of Arthur Andersen LLP will require the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at the Meeting.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF ARTHUR ANDERSEN LLP'S APPOINTMENT, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                           PROPOSALS OF STOCKHOLDERS

      Any proposal of stockholders intended to be presented at the next annual meeting must be received at the Company's principal executive offices no later than February 8, 1998, and must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act, if the proposal is to be considered for inclusion in the Company's proxy statement relating to such meeting.

                ANNUAL REPORT AND INFORMATION FOR STOCKHOLDERS

      A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, INCLUDING ANY FINANCIAL STATEMENTS AND SCHEDULES AND EXHIBITS THERETO, MAY BE OBTAINED WITHOUT CHARGE BY WRITTEN REQUEST TO TOM J. FATJO, III, VICE PRESIDENT-TREASURER, TRANSAMERICAN WASTE INDUSTRIES, INC., 10554 TANNER ROAD, HOUSTON, TEXAS 77041. Upon payment of the Company's reasonable expense of furnishing the exhibits requested, the Company will furnish any exhibit to the Form 10-K to any person whose vote is solicited by this Proxy Statement.

                                 OTHER MATTERS

      Management of the Company knows of no matters expected to be presented at the Meeting other than those described above; however, if other matters are properly presented at the Meeting for action, it is intended that the persons named in the accompanying form of proxy, and acting thereunder, will vote in accordance with their best judgment on such matters.

      The Company will bear the cost of preparing and mailing proxy materials as well as the cost of solicitation of proxies. The Company will reimburse banks, brokerage firms, custodians, nominees and fiduciaries for their expenses in sending proxy materials to the beneficial owners of Common Stock. The Company has retained Continental Stock Transfer & Trust Company ("Continental") to assist in the solicitation of proxies. No additional fee beyond the $550 monthly fee paid to Continental to act as the Company's transfer agent, together with Continental's out-of-pocket expenses, will be paid to Continental. In addition to solicitation by mail, certain directors, officers and regular employees of the Company and Continental may solicit proxies by telegraph, telephone and personal interview.

                                          By Order of the Board of Directors,

                                          /s/ TOM J. FATJO, JR.
                                          Tom J. Fatjo, Jr.
                                          CHAIRMAN OF THE BOARD OF DIRECTORS
                                             AND CHIEF EXECUTIVE OFFICER

May 29, 1997
Houston, Texas

                                  APPENDIX A

                     TRANSAMERICAN WASTE INDUSTRIES, INC.

                 1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

1.    PURPOSES

      The purposes of this 1997 Non-Employee Director Stock Option Plan (the "Plan") are (i) to provide additional incentive for securing and retaining qualified outside directors for the Board of Directors of the Company and (ii) to enhance the future growth of the Company by furthering the Non-Employee Directors' identification with the interests of the Company and its stockholders. It is intended that Options granted under this Plan will be Non-Qualified Stock Options.

2.    DEFINITIONS

      (a) In this Plan, except where the context otherwise indicates, the following definitions apply:

            (1)   "BOARD" means the Board of Directors of the Company.

            (2) "CODE" means the Internal Revenue Code of 1986, as amended. References herein to any section of the Code shall include any successor section of the Code or its successor.

            (3) "COMPANY" means Transamerican Waste Industries, Inc., a Delaware corporation.

            (4) "DISABILITY" means the Participant so affected is unable to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. A determination by a majority of the Board, other than the Participant, as to whether the Participant has incurred a Disability shall be final and conclusive as to all interested parties.

            (5) "DESIGNATED BENEFICIARY" means the person designated to be entitled, on the death of a Participant, to any remaining rights arising out of a Stock Option. If no such designation has been made by the Participant, or if the Designated Beneficiary should pre-decease the Participant, any remaining rights arising out of a Stock Option shall inure to the executor or administrator of the Participant's estate or to his heirs at law if no administration is had on the Participant's estate.

            (6) "EFFECTIVE DATE" means the date on which the Plan is approved by the Board as set forth below, which approval has been made subject to the approval of the stockholders of the Company as set forth in SECTION 19.

            (7) "FAIR MARKET VALUE" means, if the Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made in good faith by the Board in its sole discretion. Otherwise, Fair Market Value means, as of any specified date, the closing price of the Common Stock on the national securities exchange on which the Common Stock is then listed on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is not then listed on any national securities exchange but is traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low sales prices of Common Stock on the most recent date on which Common Stock was publicly traded. In no event shall the "Fair Market Value" be lower than the par value per share of the Common Stock.

            (8) "STOCK OPTION AGREEMENT" means the written agreement entered into between the Company and the Non-Employee Director pursuant to which a Stock Option is granted under the Plan.

            (9) "NON-EMPLOYEE DIRECTOR" means a person who as of the date of the grant of a Stock Option is a member of the Board, is not an officer of the Company or any subsidiary of the Company, and is not an employee of the Company or any of its subsidiaries.

            (10) "NON-QUALIFIED STOCK OPTION" means an option which does not meet the requirements of Section 422 of the Code.

            (11) "PARTICIPANT" means a Non-Employee Director who is granted a Stock Option hereunder.

            (12) "SECURITIES ACT" and "SECURITIES EXCHANGE ACT" means the Securities Act of 1933 and the Securities Exchange Act of 1934, respectively, as each such statutes are now in effect or may be hereafter amended.

            (13) "SHARE" means a share of Stock that has been previously (i) authorized but unissued, or (ii) issued and reacquired by the Company.

            (14) "STOCK" or "COMMON STOCK" means the common stock, $.001 par value per share, of the Company.

            (15)  "STOCK OPTION" or "OPTION" means an option to purchase Shares.

            (16)  "TERMINATE" means cease to be a Director of the Company.

            (17) "TERMINATION OF DIRECTORSHIP" means the cessation by any Participant to be a Director for any reason whatsoever, voluntary or involuntary. A Termination of Directorship shall be deemed to occur on the actual date of such termination (by death, Disability, retirement, resignation, non-election or otherwise).

3.    GRANTS OF STOCK OPTIONS AND OPTION PRICE

      (a) The Board is authorized, in its discretion, to grant Stock Options hereunder only to individuals who are, at the time of such grant, Non-Employee Directors of the Company. As more fully set forth in SECTION 5, If the Board so chooses, it may delegate its authority to grant Stock Options and set the terms of such grants to the Compensation Committee or such other Committee of the Board as the Board may designate.

      (b) Stock Options shall be granted in accordance with the terms and conditions of the Plan, and with such additional terms and conditions not inconsistent with the Plan as the Board shall determine. Successive grants may be made to the same Non-Employee Director whether or not any Stock Option previously granted to such person remains unexercised.

4.    STOCK OPTION TERMS

      (a) WRITTEN AGREEMENT. Each grant of an Stock Option shall be evidenced by a Stock Option Agreement.

      (b) NUMBER OF SHARES. Each Stock Option shall specify the number of shares of Common Stock to which it pertains.

      (c) EXERCISE PRICE. The exercise price per share of Common Stock under each Stock Option shall be determined by the Board; provided, however, such purchase price shall not be less than eighty-five percent (85%) of the Fair Market Value per share of such stock on the date the Stock Option is granted.

      (d) TERM. The Board shall fix the term of each Stock Option which shall be not more than ten (10) years from the date of grant. In the event no term is fixed, such term shall be ten (10) years from the date of grant.

      (e) EXERCISE. The Board shall determine the time or times at which a Stock Option may be exercised in whole or in part. Each Stock Option may specify the required period of continuous service on the Board and/or the performance objectives to be achieved before the Stock Option or portion thereof will become exercisable. Each Stock Option, the exercise, or timing of exercise, of which is dependent, in whole or in part, on the achievement of performance objectives may
(i) specify a minimum level of achievement in respect of the specified performance objectives below which no Stock Options will be exercisable, and
(ii) set
forth a method for determining the number of Stock Options that will be exercisable if performance is at or above such minimum but short of full achievement of the performance objectives.

5.    ADMINISTRATION

      (a) The Plan shall be administered by the Board or, if the Board so elects, by a duly appointed committee of the Board (including the Compensation Committee) having such powers as shall be specified by the Board. Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, including, without limitation, the power to revise, modify, amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. All questions of interpretation of the Plan or of any Stock Options shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or any Stock Option.

      (b) The Board may, in its discretion, delegate duties to an officer or employee or a committee composed of officers or employees of the Company, but it may not delegate its authority to apply and interpret the Plan.

      (c) Notwithstanding the foregoing, if under regulations of the Securities Exchange Commission then in effect require, in order to qualify the grant or the exercise of any Stock Option hereunder for an exemption from the provisions of
Section 16(b) (including without limitation Rule 16b-3), or if the rules of any national stock exchange or other market on which the Company's Common Stock is then traded require, that the grant or administration of the Plan must be conducted only by a committee comprised of directors that meet certain qualifications, the Board may delegate its powers under this Plan to a committee of the Board only if such committee is composed of directors with such qualifications.

6.    TERM

      The term of the Plan commences on the Effective Date and will terminate at 11:59 p.m. on the tenth annual anniversary of the Effective Date. On and after such date, no further Stock Options may be granted hereunder; provided, however, the Plan shall remain in effect for the purposes of administration of any Stock Option granted pursuant to its provisions, and no such Stock Option granted during the term of this Plan shall be adversely affected by the termination of the Plan.

7.    SHARES RESERVED; OPTIONS GRANTABLE AND EXERCISABLE

      (a) Subject to adjustment as provided in SECTION 8 hereof, a total of 900,000 Shares shall be subject to the Plan. The Shares subject to the Plan shall be and are hereby reserved for issuance pursuant to the Plan. Any of the Shares that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purposes of the Plan. Should any Option expire or be canceled prior to its exercise in full, the Shares theretofore subject to such Option may again be subjected to an Option under the Plan.

      (b) As to a Participant, an Option ceases to be exercisable, as to any Share, when the Participant purchases the Share or when the Option lapses.

8.    ADJUSTMENTS

      (a) The existence of outstanding Stock Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of, or affecting, the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

      (b) If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of Common Stock outstanding, without receiving compensation therefor in money, services or property, then (a) the number and per share price of shares of Common Stock subject to outstanding Stock Options hereunder shall be appropriately adjusted in such a manner as to entitle a Participant to receive upon exercise of a Stock Option, for the same aggregate cash consideration, the same total number and class of shares as the Participant would have received had he or she exercised his or her Stock Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares then reserved for issuance under the Plan shall be adjusted by substituting for the total number of shares of Common Stock then reserved that number and class of shares of Common Stock that would have been received by the owner of an equal number of outstanding shares of Common Stock as the result of the event requiring the adjustment.

      (c) After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company is the surviving corporation, each holder of an outstanding Stock Option, upon exercise of such Stock Option, shall be entitled to receive (at no additional cost but subject to any required action by stockholders) in lieu of the number of shares of Common Stock with respect to which such Stock Option is exercisable, the number and class of shares of stock (or other securities or consideration) to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of the same number of shares of Common Stock which he or she would have otherwise received upon exercise of such Stock Option.

      (d) If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all its assets to another corporation while unexercised Stock Options remain outstanding under the Plan, (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation, liquidation, or sale, as the case may be, each holder of an outstanding Stock Option shall be entitled, upon exercise of such Stock Option, to receive at no additional cost, in lieu of shares of Common Stock, shares of such stock (or other securities or consideration) as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation, liquidation, or sale; (ii) any limitations set forth in or imposed pursuant to SECTION 9 hereof shall automatically lapse so that all Stock Options, from and after a thirty (30) day period preceding the effective date of such merger, consolidation, liquidation or sale, as the case may be, shall be exercisable in full; and (iii) all outstanding Stock Options may be canceled by the Board as of the effective date of any such merger, consolidation, liquidation or sale provided that (a) notice of such cancellation shall be given to each holder of a Stock Option, and (b) each holder of a Stock Option shall have the right to exercise such Stock Option in full (without regard to any limitations set forth in or imposed pursuant to SECTION 9 hereof) during a thirty (30) day period preceding the effective date of such merger, consolidation, liquidation, or sale. In the event any acceleration of vesting provided by clause (ii) or (iii) above, or by virtue of SECTION 9(I) below, would result in imposition of the excise tax imposed by Section 4999 of the Code, a Participant may elect to waive such acceleration with respect to such number of shares subject to invested Stock Options as the Participant shall designate, and the Participant shall be entitled to designate from among his or her invested Stock Options those Stock Options which shall not be subject to accelerated vesting.

      (e) Except as expressly provided herein, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, labor, or services, either upon direct sale, exercise of rights or warrants to subscribe therefor, or conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Common Stock then subject to outstanding Stock Options.

      (f) The foregoing provisions are in addition to provisions concerning acceleration of vesting and other events relating to adjustments set forth in
SECTION 9 and any applicable Stock Option Agreement.

9.    TERMS AND CONDITIONS OF STOCK OPTIONS

      (a) During the Participant's life, the Stock Option is exercisable only by the Participant or by his or her guardian or legal representative.

      (b) The Stock Option is not assignable or transferable, except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code), and is not subject, in whole or in part, to attachment, execution or levy of any kind.

      (c) Any Stock Option that is currently vested and exercisable shall be exercisable for the full exercisable amount or for any part thereof.

      (d) Stock Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised. In order to be effective, such written notice shall be accompanied at the time of its delivery to the Company by payment of the exercise price of such shares of Common Stock, which payment shall be made in cash or by check, bank draft, or postal or express money order payable to the order of the Company in an amount (in United States dollars) equal to the exercise price of such shares of Common Stock. Such notice shall be delivered in person to the Secretary of the Company, or shall be sent by registered mail, return receipt requested, to the Secretary of the Company, in which case, delivery shall be deemed made on the date such notice is deposited in the mail. When shares of Common Stock are to be issued or delivered pursuant to the Plan, but only to the extent that the Company determines that tax withholding is required pursuant to applicable law or regulation, the Company shall require the Participant to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares, which payment may be made in the manner set forth above or in the manner permitted by clause (e) below.

      (e) At the discretion of the Board, and provided that payment can be effected without causing the Grantee to increase liability under Section 16(b) of the Securities Exchange Act of 1934, payment of the exercise price may be made, in whole or in part, by delivery of shares of Common Stock previously issued to the Participant. Unless otherwise permitted by the Board, payment of the exercise price with shares of Common Stock shall be made only with shares owned by the Participant for at least six (6) months. If payment is made in whole or in part in shares of Common Stock owned by the Participant, then the Participant shall deliver to the Company, in payment of the option price of the shares of Common Stock with respect to which such Stock Option is exercised, (i) certificates registered in the name of such Participant representing a number of shares of Common Stock legally and beneficially owned by such Participant, free of all liens, claims and encumbrances of every kind and having a Fair Market Value as of the date of delivery of such notice that is not greater than the exercise price of the shares of Common Stock with respect to which such Stock Option is to be exercised plus any applicable tax required to be withheld by the Company, such certificates to be accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by such certificates; and
(ii), if the exercise price of the shares of Common Stock with respect to which such Stock Option is to be exercised exceeds the Fair Market Value of such Shares used to pay the exercise price, additional cash or a check, bank draft, or postal or express money order payable to the order of the Company in an amount (in United States dollars) equal to the amount of such excess.

      (f) In addition, at the request of the Participant and to the extent permitted by applicable law, the Board in its discretion may selectively approve "cashless exercise" arrangements with a brokerage firm under which such brokerage firm, on behalf of the Participant, shall pay to the Company the exercise price of the Stock Options being exercised, and the Company, pursuant to an irrevocable notice from the Participant, shall deliver the shares being purchased to such firm.

      (g) Stock Options granted to any Participant under this Plan shall be subject to the conditions prescribed by the Board in the Stock Option Agreement to the extent not inconsistent with the terms of the Plan.

      (h) Subject to SECTION 9(I) below, a Stock Option shall lapse and expire in the following situations:

                  (i) If a Termination of Directorship shall occur with respect to any Participant for any reason other than death or Disability, any and all unexercised and vested Stock Options held by such Participant shall expire (A) as of 12:01 a.m. on the date which is three (3) months after the date of such Termination of Directorship or (B) on the expiration date of the term of the Stock Option, whichever date is earlier.

                  (ii) If a Termination of Directorship shall occur with respect to any Participant by reason of the death or Disability of such Participant, any and all unexercised and vested Stock Options shall expire (A) as of 12:01 a.m. on the date which is one (1) year from the date of Termination of Directorship due to such death or Disability or (B) on the expiration date of the term of the Stock Option, whichever date is earlier. Any such vested and unexercised Stock Option may be exercised by the Designated Beneficiary of a deceased Participant, or the legal guardian of a Disabled Participant, subject to all applicable provisions of the Plan.

                  (iii) In the event of a Participant's Termination of
            Directorship for any reason other than not being re-elected at an annual meeting of stockholders, including death or Disability, any portion of a previously granted Option that was not exercisable on the date of such Termination of Directorship shall automatically expire as of 12:01 a.m. on the date of Termination of Directorship, and no further vesting of such Option shall occur. In the event of a Participant's Termination of Directorship occasioned by not being re-elected at an annual meeting of stockholders, any previously granted Option shall continue to vest until the conclusion of such annual meeting and any portion of such Option that is not then exercisable shall automatically expire at the conclusion of such meeting.

      (i) Notwithstanding the provisions of SECTION 9(H) or any other contrary provisions herein, in the event of a Change in Control (as defined below), any vesting requirements in contemplated hereby or in any Stock Option Agreement shall automatically expire without the requirement of any further action, and the Shares subject to the Stock Options shall be 100% vested on and after such Change in Control date. In the case of a Change of Control the Participants under this Plan shall have the ability to exercise their Stock Options as provided pursuant to the other terms of this Plan and the Stock Option Agreements. A "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act (and any successor Schedule or Regulation), provided that such a Change in Control shall be deemed to have occurred at such time as:

                  (i) any "person" (as that term is used in Section 13(d) and
            14(d)(2) of the Exchange Act and any successor provisions) is or becomes, directly or indirectly, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act and any successor rule) of securities representing more than fifty percent (50%) of any class of stock of the Company entitled to elect a majority of the Board of the Company or any successor of the Company;

                  (ii) during any period of two (2) consecutive years or less, individuals who at the beginning of such period constituted the Board of the Company cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of more than one-half (50%) of the directors then still in office who were directors at the beginning of the period (all such directors who were in office at the beginning of such period and all directors elected or nominated for election as described above, being referred to a "Continuing Directors");

                  (iii) the stockholders of the Company approve any merger or consolidation to which the Company is a party and, as a result of such merger or consolidation, the persons who held any class of stock entitled to elect a majority of the directors of the Company immediately prior to the effective date of the merger or consolidation (excluding, however, any shares held by any party to such merger or consolidation and their affiliates) shall have beneficial ownership of less than fifty percent (50%) of such class of stock of the surviving corporation following the effective date of such merger or consolidation;

                  (iv) the stockholders of the Company approve any merger or consolidation and, as a result, the Common Stock is changed, converted or exchanged (other than a merger with a wholly-owned subsidiary of the Company), or any liquidation of the Company or any sale or other disposition of fifty percent (50%) or more of the assets or earnings power of the Company; or

                  (v) the occurrence of a "Change in Management", which is
            defined as the termination of employment (other than reassignments to other officer positions), voluntary or otherwise, during any period of two (2) consecutive years or less, of one-half or more of the "Corporate Officers" of the Company who were, at the beginning of such period, serving in such capacities, unless the termination of employment or the filling of a vacancy created by such termination was approved by the Continuing Directors. For purposes of this paragraph, the "Corporate Officers" of the Company are only those individuals serving as Chairman of the Board, President, Executive or Senior Vice Presidents, Secretary, and Treasurer of the Company;

      provided, however, that no Change in Control shall be deemed to have occurred if, prior to such time as a Change in Control would otherwise be deemed to have occurred, the Board (including a majority of the Continuing Directors) determines otherwise. Notwithstanding any of the foregoing provisions of this Section, a Change in Control shall not be deemed to have occurred solely as the result of a public offering of the Common Stock of the Company or any parent or subsidiary thereof.

10.   POWER TO AMEND

      The Board may modify, revise, amend or terminate this Plan at any time and from time to time and the terms of any Option granted hereunder; provided, however, (i) the Plan shall not be amended more than once every six (6) months, other than to comport with changes in the Code or other applicable law; (ii) without the approval of the holders of at least a majority of the outstanding shares of the Company's voting stock then outstanding, the Board may not increase the number of Shares subject to this Plan (other than in connection with adjustments pursuant to the terms hereof), permit the granting of Stock Options with exercise or grant prices lower than those specified in SECTION 4, or change the class of persons eligible to receive Options; (iii) without such stockholder approval as may be affirmatively required by regulations promulgated by the Securities Exchange Commission in order for the grants of the Stock Options or the issuance of the Common Stock upon exercise thereof to qualify for an exemption to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or by the exchange, listing or qualification requirements of any national stock exchange or market (including, without limitation, the NASDAQ National Stock Market) on which the Common Stock is then traded; and (iv) no modification, revision, amendment or termination of this Plan or any Stock Options may adversely affect the rights of a holder under a Stock Option then outstanding, without the consent of such holder.

11.   EXERCISE OF OPTIONS; REGISTRATION

      The Company shall not be required to sell or issue any shares of Common Stock under any Stock Option if the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law, statute, or regulation of any governmental authority whether it be Federal or State. Specifically, in connection with the Securities Act, upon exercise of any Stock Option, unless a registration statement under the Securities Act is in effect with respect to the shares of Common Stock covered by such Stock Option, the Company shall not be required to issue such shares unless the Board has received evidence satisfactory to it to the effect that the holder of such Stock Option is acquiring such shares of Common Stock for investment and not with a view to the distribution thereof, and that such shares of Common Stock may otherwise be issued without registration under the Securities Act or State securities laws. Any determination in this connection by the Board shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of a Stock Option, or the issuance of shares pursuant thereto, to comply with any law or regulation of any governmental authority.

12.   WITHHOLDING

      The provisions of this section shall apply only to the extent that the Company determines that tax withholding is required, pursuant to applicable law or regulation, at the time that Shares are to be issued or delivered pursuant to the Plan. If the Company determines that tax withholding is required, the Company shall require the Participant to remit to the Company an amount sufficient to satisfy any applicable federal, state, and local withholding tax requirements prior to the delivery of any certificate or certificates for Shares. The Company shall also have the right to withhold from any fees or other compensation payable by the Company to the Participant an amount sufficient to satisfy any applicable federal, state and local withholding tax requirements.

13.   STOCK OPTION AGREEMENT

      The Stock Options awarded to a Participant shall be evidenced by a Stock Option Agreement which shall be subject to the terms and provisions of the Plan, and which shall be signed by the Participant and by a duly authorized officer, other than the Participant, in the name of and on behalf of the Company. In the event of any inconsistency or conflict between the terms of the Plan and a Stock Option Agreement, the terms of the Plan shall govern.

14.   NO RIGHTS AS STOCKHOLDER

      A holder of a Stock Option shall have no rights as a stockholder with respect to any Shares of Common Stock until the issuance of a certificate for such Shares. Except as otherwise provided in SECTION 8, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such certificate is issued.

15.   NO ASSIGNMENT OR ALIENATION OF BENEFITS

      No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void, except for any transfer pursuant to the Participant's will or under the laws of descent and distribution. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of the person entitled to such right or benefit.

16.   GENDER, TENSE AND HEADINGS

      Whenever the context so requires, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the construction of this Plan. The words "hereunder", "herein", "hereof" and similar compounds of the word "here" shall refer to the entire Plan and not to any particular section or provision.

17.   NO GUARANTEE OF TAX CONSEQUENCES

      The Company makes no commitment or guarantee that any federal, state or local tax treatment will apply or be available to any Non-Employee Director participating or eligible to participate herein.

18.   SEVERABILITY

      In the event that any provision of this Plan shall be held illegal, invalid or unenforceable, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision had not been included herein.

19.   SHAREHOLDER APPROVAL

      Grants of Stock Options under this Plan may be made at any time on or after the effective date of this Plan as set forth below; however, any Options granted hereby shall be subject to, and the continuing effectiveness of this Plan shall be subject to, approval of the Plan by the holders of at least a majority of the shares of Stock present or represented, and entitled to vote thereon, at a duly held stockholders' meeting on or before the date that occurs twelve (12) months after the date the Plan is adopted by the Board, and no shares of Common Stock shall be issued under the Plan until such approval has been secured. If the Plan is not so approved within such twelve month period, all Stock Options shall automatically terminate. Notwithstanding the foregoing, however, revisions, modifications, and amendments to, and terminations of, this Plan may be made at any time or from time to time by the Board, subject to the provisions of SECTION 10 hereof.

20.   INTERPRETATIONS

      The provisions of the Plan shall be construed, administered, and governed by the laws of the State of Texas without giving effect to principles of conflicts of laws, and, to the extent applicable, the laws of the United States.

21.   GOVERNMENT REGULATIONS

      The Plan, the granting and exercise of Stock Options thereunder, and the obligation of the Company to sell and deliver Shares under such Stock Options, shall be subject to all applicable laws and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

      IN WITNESS WHEREOF, this Plan is executed in multiple counterparts, each of which shall be deemed an original, effective as of February 25, 1997, the "Effective Date" of this Plan.

                                    TRANSAMERICAN WASTE INDUSTRIES, INC.

                                    By:

                                    Name:
                                    Title:

PROXY                TRANSAMERICAN WASTE INDUSTRIES, INC.                  PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned shareholder(s) of TransAmerican Waste Industries, Inc. (the "Company") hereby appoint TOM J. FATJO, III and J. DAVID GREEN, and each of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote in respect of the undersigned's shares of the Company's Common Stock at the Annual Meeting of Stockholders of the Company to be held at the Houstonian Hotel and Conference Center, 111 North Post Oak Lane, Houston, Texas, on June 25, 1997 at 9:00 a.m., Central Daylight Time and at any adjournment(s) thereof, the number of shares that the undersigned would be entitled to vote if personally present.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH BELOW AND "FOR" EACH OF PROPOSALS 2 AND 3 BELOW.

PROPOSAL 1: ELECTION OF DIRECTORS     [ ] FOR the nominees listed below (except
                                          as marked to the contrary below)

                                      [ ] WITHHOLD AUTHORITY to vote for the
                                          nominees listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

Tom J. Fatjo, Jr.   Robert K. Moses, Jr.  George L. Ball       Richard E. Bean
Ben F. Barnes       Preston Moore, Jr.    Ed L. Romero         John V. Singleton
William B. Blount                         Jerome M. Kruszka    Philip Burguieres

PROPOSAL 2: TO APPROVE THE COMPANY'S 1997 NON-EMPLOYEE DIRECTOR STOCK OPTION
            PLAN
                                 FOR        AGAINST        ABSTAIN
                                 [ ]          [ ]            [ ]

PROPOSAL 3: TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S
            INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.
                                 FOR        AGAINST        ABSTAIN
                                 [ ]          [ ]            [ ]

4. In their discretion, on such other matters as may properly come before the 1997 Annual Meeting of Stockholders or any adjournment(s) thereof, all as more particularly described in the Proxy Statement, receipt of which is hereby acknowledged.

      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF PROPOSALS 2 AND 3 AND THE BOARD OF DIRECTORS' DIRECTOR NOMINEES. ALL PRIOR PROXIES ARE HEREBY REVOKED.

                                     ___________________________________________

                                     ___________________________________________
                                                     Signature(s)

                                     Dated _______________________________, 1997

                                    (PLEASE SIGN EXACTLY AS YOUR NAME APPEARS
                                    HEREON. WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                    ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC., GIVE
                                    FULL TITLE AS SUCH. FOR JOINT ACCOUNTS, EACH
                                    JOINT OWNER SHOULD SIGN.

               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.